SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                         Date of Report: April 14, 2000


                          INTERNET VENTURE GROUP, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


                            STRATEGIC VENTURES, INC.
                             -----------------------
                                  (former name)


FLORIDA                          33-19196-A                  59-2919648
------------------               -----------                 ----------
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)

      9601 WEST SAM HOUSTON PARKWAY SOUTH, BLDG. 100, HOUSTON, TEXAS 77049
      --------------------------------------------------------------------
                                  (New Address)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (713) 596-9308
                                 --------------

ITEM 1.           CHANGES IN CONTROL OF REGISTRANT

                  In December 1999, the Company changed its name to Internet Venture Group, Inc.

                  Effective January 31, 1999 certain shareholders of GeeWhiz.com, Inc. acquired majority control of the Company through a share exchange undertaken pursuant to an Agreement and Plan of Reorganization. A total of 23,905,374 shares of common stock were issued to shareholders of GeeWhiz.com.

                  THE MERGER

                  The Company is in the process of completing a three part process that will result in the merger of GeeWhiz.com, Inc. with and into the Company, with the Company as the surviving entity. In the first step or this three part process, certain shareholders of GeeWhiz.com, Inc. acquired majority control of the Company through a share exchange undertaken pursuant to an Agreement and Plan of Reorganization dated to be effective January 31, 1999. In this share exchange, the Company exchanged approximately 23,905,374 shares of the Company's Common Stock for approximately 5,312,053 shares of GeeWhiz.com, Inc. Common Stock that were tendered by the participating shareholders. Through this step, the shareholders of GeeWhiz.com, Inc. obtained control of approximately 87 % of the issued and outstanding Common Stock of the Company.

                  In the second step of the process, anticipated to occur during March, 2000, the Company and the remaining shareholders of GeeWhiz.com, Inc. will approve a Plan of Merger pursuant to which the companies will be merged, and the remaining GeeWhiz.com, Inc. shareholders will acquire the remaining 13% of the outstanding Common Stock of the Company not currently owned by former shareholders of GeeWhiz.com, Inc.

                  Following the completion of the merger, in the third step of the process, the Company will incorporate a new, wholly owned subsidiary corporation, to hold the operating assets and intellectual property of GeeWhiz.com, Inc. Thereafter, GeeWhiz.com, Inc. will operate as an autonomous subsidiary, with the ultimate goal of becoming a public company through an initial public offering.

                  THE COMPANY'S BUSINESS AND GROWTH STRATEGY

                  The Company's internet business strategy is to find and develop unique B2B, B2C e-commerce companies, or e-commerce suitable BAM companies that want to transition to the internet, that are leaders in their commercial niche by virtue of a compelling business model, technology and/or proprietary service. The Company plans to provide a value added corporate exostructure that will enable the target company to quickly leverage its expertise and deploy its e-commerce strategy by utilizing the management, financial and corporate resources of the Company. By acquiring a family of e-commerce companies, the Company hopes to create an "e-commerce network" (or "Eco/Net") of affiliated companies that can synergistically benefit from each others internet assets, customers and business models.

                  1.  BUSINESS MODEL

                  As an internet holding company focused on developing internet properties, the Company offers target companies an efficient and direct route to achieve liquidity and to develop concrete exit and return-on-investment strategies. The Company plans to provide its portfolio companies with access to growth capital, strategic corporate alliances, corporate development and financial planning, information technologies, e-commerce enabling technologies, recruiting, marketing and access to public securities markets. The Company intends to hold long term positions in each of its portfolio companies whose growth in market capitalization should be reflected in the trading price of the Company's shares. The Company's internet holding company model is similar to that of CMGI, ICGE & Softbank except that the Company plans to focus on a narrower B2B and B2C e-commerce niches and BAM companies that can achieve significant efficiencies through electronic data interchange.

                  Typical internet target niches include businesses that are widely dispersed or would otherwise benefit from the coalescence of a centralized internet business portal to facilitate both front end B2B and B2C transactions as well as back end and infrastructure support.

                  2.  BENEFITS AND RESOURCES FOR TARGET COMPANIES

                  Target companies that meet the Company's acquisition profile (See "Target and Portfolio Companies-Target Company Profile") can take advantage of potentially tax free stock exchanges for shares of the Company's Common Stock As a member of the Company group, the portfolio company can benefit from private placements of its own or of the Company securities, funding of its immediate growth needs, establishment of strategic relationships within the Company portfolio companies, and ultimate access to the Company underwriters, broker- dealers and market-makers for its own stock once the company matures.

                  3.  THE COMPANY AND THE SQCS E-COMMERCE BUSINESS PARADIGM

                  The Company believes that business and consumer purchasing behavior is evolving into an interrelated e-commerce and physical world process that places a premium on specificity, quality, convenience and savings (or "SQCS" transactions). The power and breadth of the internet is now allowing niche markets to achieve critical mass so that businesses and consumers can effectively and efficiently access a wide variety of specialty items, in real time, to find, compare and purchase products by combining on-line resources with physical world facilities.

                  4.  STRATEGIC ALLIANCE WITH EC OUTLOOK

                  A fundamentally important piece of the Company's business model is its strategy to establish strategic alliance with e-commerce enabling companies. These would include, for example, front-end web design firms, back-end transaction support firms, and enablers for horizontal electronic business communities. By establishing a network of strategic business alliances, the Company can provide their internet enabling expertise to the Company's Eco/Net companies. This will allow the portfolio companies to quickly deploy their internet strategies and contribute to the Company's community of related companies.

                  EC Outlook.com, Inc., a Houston based e-commerce solutions provider, is one of the Company's first stretegic business partners. EC Outlook is a first class e- commerce consultancy and solutions implementer with a special focus on B2B applications. EC Outlook has technical expertise in electronic data interchange, internet commerce, web application development, community enablement, sales and marketing, application integration and network communications. EC Outlook is capable of delivering a full range of B2B e-commerce capabilities from automating existing paper based processes and communications through establishing sophisticated e-commerce communities including web sites and customer profiling.

                  The Company and EC Outlook have agreed that EC Outlook shall be the primary e-commerce solutions provider for the Company and its portfolio companies.

                  5.  CORPORATE DEVELOPMENT STRATEGY

                  International Data Corporation ("IDC") has forecast that e-commerce transactions will grow from over $50 Billion in 1998 to over $1.5 Trillion by the year 2003. In addition, IDC expects the number of people who go online to increase from 142 million in 1998 to over 508 million users in the year 2003. The Company has designed a five-stage corporate development strategy intended to allow the company to aggressively participate in these emerging internet e-commerce economies. The Company plans to take early equity positions in a variety of B2B and B2C internet properties through stock exchanges and to ultimately spin these properties out into stand alone companies via initial public offerings of their securities.

                    STAGE ONE. ACQUISITION OF FIRST TARGET INTERNET PROPERTIES. The Company plans to acquire four to six internet properties via stock exchange transactions. While the Company has identified several potential candidates, the Company will continue to evaluate new internet properties suitable for acquisition by the Company. In addition, the Company will continue to add to its management team and corporate infrastructure to put in place the skill sets and human resources necessary to achieve the business strategies and objectives of the Company.

                    STAGE TWO. SPIN OUT OF THE COMPANY INTERNET PROPERTIES. The Company plans to begin spinning out Portfolio Companies into stand alone companies through an initial public offering of their stock. The Company intends to hold long term positions in any spin out IPO's of its Portfolio Companies. In addition to these activities, the Company plans to continuously seek out unique internet properties in niche markets to provide a constant flow of candidates for spin out IPOs.

                    STAGE THREE. RETURN ON INVESTMENT. The Company plans to execute an integrated corporate development strategy aimed at establishing the Company as a "one stock" way to play the emergence of industry leading internet companies. The Company intends to maintain a long- term position in each of its Portfolio Companies and to reflect the potential increase in the value of those portfolio company shares in the price of the Company's stock. The leverage of having long term capital appreciation in a portfolio of leading e-business companies is intended to provide investors in the Company with a compelling return on investment as the Company executes its long term strategic plan.

                  E-COMMERCE OPPORTUNITIES GENERALLY

                  1. GROWTH OF B2B AND B2C E-COMMERCE. The internet has seen explosive growth over the last two years as more and more people go online to conduct business and companies provide services to connect the internet buyers and sellers. Generally, the B2B segment involves the sale of goods and services between businesses while B2C involves the dissemination of information or sale of goods and service from businesses to consumers. In the first case, B2B has traditionally involved electronic data exchange over proprietary networks which are expensive and of limited availability. B2C e-commerce has historically been limited by limited consumer access to a centralized electronic system.

                  As the internet has matured into a wide spread, stable electronic network, reliability, speed, and security have improved to the point where e-commerce is being facilitated on a wide scale basis. As more and more businesses and individuals are being connected to the internet, traditional B2B and B2C businesses are using the internet to conduct e-commerce and exchange information with customers, suppliers and distributors. In 1998, the B2C e- commerce topped $15 Billion with B2B e-commerce exceeding $43 Billion. Together, this e-commerce is expected to exceed $1.5 Trillion in 2003.

                  2. INTERNET BUSINESS MODEL OPPORTUNITIES. We believe that this rapid expansion and deployment of the internet e-commerce will provide unique and dramatic business opportunities for new internet businesses based on innovative business models that take advantage of several fundamental trends.

                  CENTRALIZED COMMUNITIES FOR WIDELY DISPERSED INDUSTRIES. Online website business portals now allow widely dispersed industries to come together to communicate, share ideas and match buyers, sellers and distributors in real time when the participants are in geographically disparate locations. Many industries that do not yet have the critical mass to physically congregate to conduct business, can now utilize the time, space and network offered by online business portals.

                  EXPANDED REAL TIME ACCESS TO INFORMATION, GOODS AND SERVICES. Consumers now enjoy unlimited real time access to the world wide web. This allows consumers to access and download information, goods and services in a way that is fundamentally changing the way consumers collect information, purvey goods and conduct transactions.

                  INCREASED EFFICIENCY AND REDUCED COSTS. Traditional business can now utilize the internet to automate their internal operations, including manufacturing, finance, sales and purchasing functions. The internet also increases information flow and access throughout an organization thus increasing business efficiency by reducing the time, costs and resources required to transact business, lowering inventory levels, and improving responsiveness to customers and suppliers.

                  3. CHALLENGES FACING E-COMMERCE COMPANIES. While we believe there are numerous internet opportunities for emerging e-commerce, and a virtual flood of new e-commerce start- ups, there are a number of fundamental challenges that any new internet business must master in order to be a success.

                  DEVELOPING A SUCCESSFUL BUSINESS MODEL. Simply put, any new e-commerce internet company must develop business models that eventually make money and provide a return- on- investment. Some companies have focused on gaining market share (page views) or revenues without regard to profitability. Other companies have been able to sustain this approach due, in large part, to the tremendous run up in their underlying stock prices as investors flock to scoop up the newest internet public offering. This high valuation has provided these companies with an internet currency that allows them to grow through the acquisition of other internet companies or to raise working capital by issuing new securities to the internet starved financial community. It also can provide early investors with a paper return-on-investment.

                  However, the Company's management does not believe that this makes a sustainable successful business model. The Company believes that as the internet matures and begins to transact real business on a wide scale, each internet segment will consolidate, resulting in a few market leaders that have a sound business model to achieve sustained earnings. The mission of the Company is to find businesses in a leadership position within their market segment and to help them capitalize on their position by implementing a successful earnings business model.

                  BUILDING A CORPORATE INFRASTRUCTURE. By definition, all internet companies are relatively new. Even industry leaders are often only a few years old. Accordingly, almost all new internet companies are in need of assistance in sales and marketing, executive recruiting, human resources, information technologies, and finance and business development assistance. These companies also require capital as significant resources may be required to build technological capabilities and internal operations.

                  FINDING THE BEST PEOPLE. The single most important resource for any new company, whether internet or BAM, is the people that manage, operate and execute the business and strategy of the company. Therefore, the Company will look for companies that are led by entrepreneurs with the vision to guide a new business to its market space to satisfy its market demand. To facilitate the Company's success, the Company will augment management with professionals who have expertise in the applicable market, an understanding of the internet's capabilities, the ability to manage rapid growth and the flexibility to adapt to the changing internet market place. Such people are few and are highly sought after. To be successful, the venture must be able to attract and retain such people.

                  PORTFOLIO AND TARGET COMPANIES

                  A. TARGET COMPANY PROFILE. When evaluating a potential target company, the Company will consider a variety of factors, including the following.

                         MARKET SEGMENT.  Is the target company  positioned in a
                    market segment that can experience extraordinary growth or leverage?

                         MARKET POSITION.  Is the target company well positioned
                    within the segment compared to competitors? Is the target company first in its space? Does the target company have some other market advantage?

                         INDUSTRY  LEADERSHIP.  Does the target company have the
                    products,   services  and  skills  necessary  to  become  an
                    industry leader in the market segment?

                         PROPRIETARY TECHNOLOGY. Does the target company possess
                    some proprietary technology or other technical competitive edge?

                         MANAGEMENT  TEAM.  Does the management team exhibit the
                    traits or potential necessary to recognize and quickly exploit a market opportunity and focus the company to seize market share?

                         BUSINESS  MODEL.  Does the company  have, or is it open
                    to,  adopting a business  model and strategy that will allow the target company to mature and eventually generate earnings per share that results in a return-on- investment?

                         SIGNIFICANT  OWNERSHIP.  Is the management team open to
                    having the Company participate with a significant equity position in their company and will they accept the Company's guidance in the company's strategic corporate development and operational support?

                         NETWORK SYNERGY. Does the target company contribute to,
                    or will it benefit from our portfolio of target companies under the Company's umbrella?

                         NEED FOR CAPITAL.  Does the target  company have a need
                    for working capital? Does the target company have an effective exit strategy or other plan for liquidity or return on investment for its shareholders?

                  B. THE COMPANY'S CONTRIBUTION. Once the Company identifies a company that meets the target company profile, the Company will attempt to obtain a significant equity interest in the company. As a condition to an acquisition, the Company will require representation on the company's board of directors to ensure our ability to provide guidance to the target company. The Company will structure the acquisition so that the target company's key management has a significant equity stake that will vest over time to ensure the highest possible chance for success.

                  During our negotiations with the target companies, we emphasize our business model, the value of our portfolio of target companies, the value add of our Advisory board and executive management and our strategic goal of spinning out the target company in its own IPO. Once we make an acquisition, we will take an active role in the target company in a variety of ways, including:

                  STRATEGIC GUIDANCE. We provide strategic guidance to our target companies regarding market positioning, business model development and market trends. In addition, we advise target company management on day-to-day management and operational issues.

                  OPERATIONAL SUPPORT. New internet companies often have difficulty obtaining senior executive level guidance in the many areas of expertise successful companies need. We assist our target companies by providing access to seasoned executives and managers who help guide our target companies in sales and marketing, executive recruiting and human resources, information technology, finance and business development, and access to the skillsets of our strategic partner companies.

                  C.  INITIAL PORTFOLIO & TARGET COMPANIES

                  The Company and its portfolio companies intend to provide the infrastructure to support these SQCS transactions, the websites to promote user specific goods and services and the industrial and strategic relationships to create new on-line niche market opportunities. The Company's initial portfolio and target companies are:

                  GEEWHIZ.COM, INC. - Fiber Optic Illuminated Promotions Products and Drinking Glasses. GeeWhiz.com, Inc. brings together widely distributed vendors, suppliers and purchasers of corporate promotional products to offer custom designed, logo illuminated glasses for corporate and industry promotions. The company plans to expand to a wide line of fiber optic illuminated gifts and souvenirs. GeeWhiz.com, Inc. has created a promotional products super website that is unique because it brings together the widely dispersed manufacturers, sellers and buyers of specialty promotional products. The merger between the Company and GeeWhiz.com, Inc. is explained in detail above.

                  RISK FACTORS

                  A.   RISKS RELATING TO THE COMPANY

                  NEW BUSINESS VENTURE;  LACK OF OPERATING HISTORY.  The Company
                  has a very limited prior operating history upon which investors may evaluate the Company's performance. The likelihood of the success of the Company must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment and expansion of new businesses, and the competitive environment in which the Company will operate. The Company only completed the Merger (as defined below) in January, 2000. Future revenues and profits, if any, will depend on various factors, including, but not limited to the ability of the Company to identify and close investments in promising e- commerce companies. See "BUSINESS OF THE COMPANY."

                  SUBSTANTIAL COMPETITION; BETTER FINANCED COMPETITORS. The business of developing, acquiring and capitalizing early stage internet B2B and B2C e- businesses and assisting BAM companies to transition to e-commerce is highly competitive. The Company's competitors include existing internet holding companies that have a longer operational history, existing portfolios of e- commerce companies, substantially greater financial resources, and an established market for their publicly traded securities. While the Company plans to acquire, develop and capitalize target companies and to spin such companies out through initial public offerings, the market for IPO's is extremely competitive. The Company faces competition from venture capital companies, investment banks, internet holding companies, and large capitalization industry companies with captive investment and venture divisions. There is no assurance that the Company will be successful in finding suitable target companies, that such companies will want to be acquired by the Company, or that if acquisitions are completed, that the Company will be able to spin out target companies through IPO's.

                  MANAGEMENT. The Company currently has two officers. See ""MANAGEMENT." The Company recognizes that, in order to successfully implement its business plan, it will need to recruit, supervise and compensate a variety of senior professionals, including, among others, a Chief Financial Officer and a Vice President-Corporate Development. The Company's efforts to recruit talented individuals to serve in such capacities are taking place in an extremely competitive job market. No assurances can be given that the Company will be successful in recruiting a full array of senior managers within the time frames established by the Board of Directors. The Company's failure to recruit a full slate of officers within such time frame will result in a delay by the Company in achieving the goals in its business plan.

                  CUMULATIVE LOSS. The Company's financial statements are reported on a consolidated basis, reflecting the assets, liabilities, revenue, profits and losses of the companies that were merged into the Company. The Company itself did not actively conduct business prior to January, 2000, and so has no independent profits or assets to report. The companies that were merged into the Company largely have been engaged in product research and design, market research and the development of manufacturing and marketing systems. Historically, those companies operated at a loss. As a result, the Company reports a cumulative loss through operations from its inception to date.

                  DIRECTORS AND OFFICERS LIABILITY LIMITED. The Company's Articles of Incorporation provide that directors and officers of the Company may not be held liable to the Company or its stockholders for monetary damages except upon breach of a director's or officer's fiduciary duty.

                  DEPENDENCE UPON KEY PERSONNEL. The Company's success is heavily dependent upon the continued active participation of its current executive officers. Loss of the services of one of these executives could have a material adverse effect upon the development of the Company's business. The Company does not currently have "key-man" life insurance on any of its executive personnel. There can be no assurance that the Company will be able to recruit or retain other qualified personnel should it be necessary to do so. See "MANAGEMENT."

                  LIQUIDITY/NEED FOR ADDITIONAL FINANCING. As an early stage operating company, the Company frequently experiences liquidity problems that are typical of similarly sized companies. The Company intends to solicit additional investments in order to continue its operations as planned. Although the Company will aggressively and actively seek additional "follow-on" investment, there is no assurance that the Company will receive follow-on investment or that the Company will have sufficient funds to conduct its operations as planned. The inability of the Company to attract follow-on investment may significantly curtail the Company's operations and have a significant impact on the Company's ability to achieve its strategic goals.

                  SHARES AVAILABLE FOR RESALE. A large portion of the Company's currently outstanding Common Stock is held by officers and directors of the Company, or by certain related persons. These shares have not been registered under the Securities Act, and are "restricted securities" under Rule 144 of the Securities Act. In general, under Rule 144, a person (or persons who agree to act in concert) who owns "restricted securities" or who is an "affiliate" of the Company, after holding such securities for a period of two years, will be able to sell within any three-month period an amount of shares equal to the greater of (i) 1 % of the number of outstanding shares of Common Stock of the Company, or (ii) the average weekly reported trading volume of the shares of Common Stock for the four weeks preceding such sale. A person who is not an affiliate for three months prior to the sale may, after holding "restricted securities" for three years, sell such securities without being subject to the foregoing volume limitation. Sales of a substantial number of such shares of the Company's Common Stock pursuant to Rule 144 could have an adverse effect on the market for or market price of the Company's Common Stock should such public market develop.

                  NO DIVIDENDS ANTICIPATED. The Company has not paid any dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. In this regard, the Company intends to retain earnings for the foreseeable future for use in the operation and expansion of its business.

                  DIFFICULTY IN TARGETING ACQUISITIONS. The Company's success depends upon the ability of its managers to identify and close the acquisition of equity interests in e- commerce related companies that compliment the Company's overall strategy and business plan. No assurances can be given that the Company will be able to identify e-commerce related companies that are complimentary and interested in completing transactions with the Company. Even if such prospects are successfully identified, any number of factors could preclude successful completion of transactions, including the failure to agree on terms, incompatibility of management teams, competitive bids from other e-commerce investment companies, lack of capital to complete the transactions, or unwillingness on the part of the prospects. If the Company cannot acquire substantial equity interests in attractive e-commerce companies, the Company's strategy to build a network of internet companies and to spin out IPO's may not be successful.

                  DEPENDENCE UPON PERFORMANCE OF TARGET COMPANIES. Economic, competitive, governmental, industry and internal factors outside the control of the Company will affect the performance of each of the target companies in which the Company acquires an interest. If the target companies do not succeed, the value of the Company's assets and price of the Company's stock on the public markets could decline. Moreover, once target companies are successfully spun out into IPO's, fluctuations in their respective market prices will affect the price of the Company's stock.

                  BETTER FINANCED, MORE ESTABLISHED COMPETITION. The Company's general model of acquiring equity interests in e-commerce companies, establishing collaborative partner company networks, spinning out portfolio companies in IPO's and increasing the asset value of the parent and the parent's stock price is a common model within the internet related industries. A number of companies that have previously employed the model are extremely well financed and have a track record of success. The current climate for identifying and closing on the acquisition of attractive e-commerce related companies is extremely competitive as a result of the activities of these competitors. No assurances can be given that the Company will be able to succeed in targeting and acquiring attractive e- commerce companies in such a competitive market.

                  COMPANY STOCK VALUATION. The Company's business model is based on the acquisition of target companies, their growth, and return on investment via IPO's of target companies. Accordingly, the Company's revenues and operating results will vary from quarter to quarter depending on the performance of the target companies and the results, if any, of IPO's of target companies. Thus, the Company believes that period to period comparisons of operating results will be largely meaningless. Further, the Company's operating results themselves will not fit traditional metrics used by institutional financial analysts in determining valuations and stock prices. Thus, the value of the Company's stock and the price that the stock trades at will be subject to wide fluctuations based on, among other things, the perceived condition of the internet sector in general, the expectations of analysts and others, and the market for IPO's of B2B and B2C companies. Adverse changes in any of these factors will almost certainly have a negative effect on the price of the Company's stock.

                  INDUSTRY STOCK VALUATION. The current stock valuations for many of the Company's competitors in the internet investment industry are extremely high, and far beyond the values that would be dictated by traditional stock valuation methodologies. While the Company's management believes that this stock pricing environment will have beneficial short term effects for the Company, prospective investors should note that any widespread deflation of the stock values in this industry segment could have an extremely adverse affect on the value of the Company's stock. The Company's management can not presume to predict when, how or if widespread changes in the accepted pricing models for internet investment companies might occur and, if they occur, how the Company's ability to do business might be impacted as a result.

                  STOCK NOT TRADING. Although the Company is a public company by virtue of having registered its initial offering of securities under the Securities Act, the Company did not conduct active operations prior to December 31, 1999.

                  NO MARKET MAKERS. Because the Company has not obtained authorization to commence trading of its Common Stock, the Company has not been able to reach agreements with NASD broker/dealers who will act as market makers in the Company's Common Stock. The Company reasonably expects, based on expressions of interest from a number of NASD broker/dealers, that it will have prompt success in reaching agreements with market makers once authorization to commence trading has been obtained. However, the Company can not give assurances that it will not encounter delays in reaching agreements with market makers for the Common Stock and, if such delays are encountered, the stock will be untradable until an approval is achieved.

                  B.  RISKS RELATING TO PARTNER COMPANIES

                  DEPENDENCE ON PATENTS AND PROPRIETARY RIGHTS; NO ASSURANCE OF ENFORCEABILITY. The success of certain of the target companies may depend in part on their ability to obtain and maintain patent, trademark and copyright protection for their intellectual property, to preserve their trade secrets and to operate without infringing the proprietary rights of third parties. The Company cannot give assurances that, in each instance, the target companies will be successful in completely protecting their intellectual property. Further, in the event that another party infringes upon the patents, copyrights or trademarks of the partner companies or their trade secret rights, the enforcement of such rights can be a lengthy and costly process, with no guarantee of success. Also, other parties may be issued patents, copyrights or trademarks that restrict the partner companies from pursuing initiatives or selling products that are fundamental to their business plans, or that require licenses and the payment of royalties by the partner companies. Finally, although to date no claims have been brought against the Company or any of its partner companies alleging that their technology or products infringe upon the intellectual property rights of others, there can be no assurance that such claims will not be brought in the future, or that any such claims will not be successful. If such a claim were successful, the Company's business, asset value or stock value could be materially adversely affected.

                  COMPETITION. Competition for internet products and services is intense. As the market for B2B and B2C e-commerce grows, that competition will intensify. Barriers to entering e-commerce are minimal. The partner companies must compete with other internet companies for a share of business internet purchasing resources, consumer internet purchases, dollars spent on internet consulting and dollars spent on attracting and sticking consumer page views to vertical business portals. If the partner companies are not successful in this competition, their stock prices and asset values obviously will be impacted in a negative way. Many of the partner companies will compete with older, more established companies that have greater brand recognition and greater financial, marketing and management resources. As a result, the target companies may be at a disadvantage in responding to their competitors' pricing strategies, technological innovations, advertising campaigns and other initiatives.

                  DEVELOPMENT OF THE E-COMMERCE MARKET. All of the partner companies will rely on the internet of the success of their businesses. The development of e- commerce on the internet is in the earliest, developmental stages. Widespread commercial use of the internet could be delayed or even completely discouraged by a number of factors, including, but not limited to, insufficient infrastructure to support high transaction volume, security issues, and governmental regulation AND/OR TAXATION. If the internet does not become generally accepted as a main line media for the conduct of routine business transactions, the partner companies will not be successful in their businesses.

                  PARTNER COMPANY COMPUTER AND COMMUNICATION RESOURCES. Obviously, the ability of the partner companies to conduct business on the internet will depend on their ability to develop reliable, uninterrupted computer and telecommunications technology. Any system disruptions that cause a partner company's web site to go off line, even for a limited period of time, will result in the loss of users and a reduction in the attractiveness of the site for third party content providers.

                  CUSTOMER LOYALTY. Success for the partner companies will depend upon their ability to deliver compelling content to the targeted users of their web sites to attract business. If the partner companies are not able to develop internet content that attracts a loyal user base, their revenue and profitability will be impaired. Users of the internet can navigate freely and quickly among a variety of web sites, most of which offer original content. As a result, the partner companies may have difficulty developing distinctive content for their web sites that attracts and holds the attention of their customers.

                  WEBSITE AND URL ISSUES. The availability of URL domain names, the registration of same and the protection of them once they are registered is, at the present time, an imprecise area. The ability of the partner companies to obtain the domain names that best promote their businesses is subject to conflicts with the operators of existing web sites, conflicts with speculators who have registered large numbers of names betting on their future relevance, and conflicts with the trademarks of other competing companies. The relationship between the regulations governing the use of domain names on the internet and the laws protecting trademarks is not clear, and not likely to become clear in the near future. No assurances can be given that the partner companies will be universally successful in obtaining and protecting the domain names that they need to conduct their business activities.

                  UNRELIABLE REVENUE. Partner companies often will embrace a strategy that places a premium on being the first in category or first in the internet space. Such a strategy will mean that the primary thrust of the business in the early stages will be to log the highest number of unique hits rather than generating revenue. Therefore, partner companies pursuing this "first- in- time" strategy may not generate revenue or may be in a negative cash flow position for an extended period of time. As a consequence, the Company may be forced to support the partner companies operations financially, which will negatively impact the Company's cash flow and profitability.

                  C.  RISKS RELATING TO THE INTERNET INDUSTRY

                  SECURITY ISSUES. Many prospective users of the internet have valid concerns regarding the security of their online transactions and the vulnerability of confidential information transmitted over the internet. To the extent that any of the partner companies, are engaged in online transactions, the success of their businesses will depend on their ability to meet their customers' expectations for security. No assurances can be given that each partner company will be able to successfully accomplish this fundamentally important issue.

                  TECHNOLOGICAL INNOVATION. The markets in which the partner companies will operate are characterized by rapid technological change, frequent new product and service introductions, and constantly evolving industry standards. Significant, unanticipated and expenses technological change could render the partner companies' web site technology, products or services obsolete or render them less competitive in the market place. If the partner companies are unable or unwilling to respond to rapid technological change in a cost-effective way, the partner companies' financial condition and operating results may be adversely affected.

                  GOVERNMENT REGULATION/TAXATION. As of the date of this memorandum, there are relatively few laws and regulations governing how business is done on the internet. However, as the internet grows in usage, it seems inevitable that new laws and regulations will be enacted. Likely subjects for legislation are collection, ownership and use of data collected on the internet, privacy, security, pricing, content, taxation of internet transactions, copyrights, gambling, and distribution of goods and services. There can be no assurances that the course of regulation of the internet will not have a significant negative impact on the partner companies.

                  COMPANY OFFICES

                  The  Company's  principal  executive  offices are  located  in
                  Houston, Texas at 9601 West Sam Houston Highway South, Bldg. 100, Houston, Texas, 77049. The Company's telephone number is 713-596-9308, the fax number is 713-771-7536 and the website address is the IVGcorp.com. The Company also maintains offices in Silicon Valley, California at 2982 Scott Blvd., Santa Clara, CA. 95054 and in Tampa, Florida, at 3816 W Lindberg Ave, Ste. 408, Tampa, Florida, 33624.

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

                  In the share exchange, the Company exchanged approximately 23,905,374 shares of the Company's common stock for approximately 5,312,053 shares of GeeWhiz.com, Inc. common stock that were tendered by the participating shareholders. The shareholders of GeeWhiz.com, Inc. obtained control of approximately 87% of the issued and outstanding common stock of the Company.

ITEM 3.           BANKRUPTCY OR RECEIVERSHIP

                  None.

ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                  None.

ITEM 5.           OTHER EVENTS

                  None.

ITEM 6.           RESIGNATION AND APPOINTMENT OF DIRECTORS

                  Thomas L. McCrimmon resigned as President of Internet Venture Group, Inc. on February 10, 2000. However, he still holds the position of Director.

                  Bertram Cutler resigned as Secretary, Treasurer and Director on February 10, 2000.

                  On February 10, 2000, the following were appointed as Officers and Directors:

                  ELORIAN LANDERS (AGE 51), Serving as President and CEO, Mr. Landers was the founding principal of GeeWhiz.com, Inc. Mr. Landers has primary responsibility for the day-to-day management of the Company's affairs. Mr. Landers will focus on the acquisition of portfolio companies and the formation of strategic business alliances.

                  Mr.   Landers   has   orchestrated   the  early   stage
                  capitalization and corporate development of several public companies. Mr. Landers has also previously served as Vice President of Marketing for Watermark Corporation, a startup company involved in several segments of the water industry, including a chain of retail water centers. He has extensive advertising agency experience and expertise. Mr. Landers was a founder and partner of South Coast Venture Group, Inc., which funded several technology based companies.

                  Mr. Landers holds a B.A. in Advertising from Art Center College in Pasadena, California. He also attended Texas A & M University studying Architecture.

                  EDEN KIM (age 44), Serving as Chairman of the Board and Managing Director. Mr. Kim will be responsible for the long term strategic positioning of the Company and the development of business models for portfolio companies. Mr. Kim has specific experience in strategic corporate development, technology development, strategic alliances and corporate partnering.

                  Mr. Kim has been the President and Chairman of Swan Magnetics, Inc., a disk drive high technology company in the Silicon Valley, since 1992. He was also one of the founders of the Company and served previously as President from 1984 to 1986. Mr. Kim's management duties at the Company included directing the Company's business development as well as establishing and maintaining Swan's key strategic alliances. Under Mr. Kim's guidance, Swan raised over $30 Million in equity financing and e stablished strategic working relationships with world class high technology companies including Hewlett Packard Co., SEGA Enterprises Co., Ltd.,
                  Mitsubishi Chemical Co., Ltd., Emtec Magnetics GmbH, JTS Corporation, CSK Venture Capital and others.

                  Mr. Kim has experience in acquiring companies through stock, debt and cash transactions. In addition, Mr. Kim has established distribution channels in the Asian Pacific Rim and has orchestrated corporate mergers and acquisitions. Mr. Kim is an attorney and a member of the California State Bar Association.

                  EDUARDO ORLLIAC, age 42, serves as a member of the Board of Directors. Mr. Orlliac is the founder and Chief Executive Officer of T-Shirts Interamerica, a Panamanian
                  company involved in screen printing and manufacturing of garments, promotional products and gift/souvenirs internationally. Mr. Orlliac also is a founder and director of Zetta CentroAmerica y Caribe (1985 to date), a color separation and large image reproduction company and Multimedia Live, Inc. (1998 to date) which is an internet service provider in the United States and Latin America.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

                  Financial Statements:

                  F-1-F-10  GeeWhiz.com, Inc. for period ended December 31, 1998

                  Pro Forma Financial Statements:

                  F-11-F-14 Consolidated Pro Forma financial statements for
                            period ended December 31, 1999 (Unaudited)

                  Exhibits:

                  10.1     Agreement and Plan of Reorganization

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 14, 2000                      Internet Venture Group, Inc.



                                          By:/s/Elorian Landers
                                          Elorian Landers, President

                                GEEWHIZ.COM, INC.

                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                           Michael Johnson & Co., LLC
                          Certified Public Accountants
                        9175 East Kenyon Ave., Suite 100
                             Denver, Colorado 80237

Michael B. Johnson, C.P.A.                             Telephone: (303) 796-0099
Member: A.I.C.P.A.                                     Fax: (303) 796-0137
Colorado Society of C.P.A.s


                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of

GEEWHIZ.COM, INC.
Houston, Texas

We have audited the accompanying balance sheet of GEEWHIZ.COM, INC. as of December 31, 1998 and 1997 and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GEEWHIZ.COM, INC. as of December 31, 1998 and 1997, and the results of it's operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/Michael Johnson & Co., LLC

Denver, Colorado
August 28, 1999


                                                     GEEWHIZ.COM, INC.
                                                       BALANCE SHEET


                                                                                           December 31,
                                                                                1998                            1997
 ASSETS

                  Current Assets:
                  Cash                                                             $25                          $1,508
                  Accounts Receivable                                           26,377                          24,971
                  Inventories                                                   88,504                          72,568
                                                                               -------                        --------
                  Total current assets                                         114,906                          99,047
                                                                               -------                        --------
                  Equipment, net                                                53,661                          71,134
                                                                               -------                        --------
                  Other Assets, net                                            328,514                         353,314
                                                                               -------                        --------
 TOTAL ASSETS                                                                 $497,081                        $523,495
                                                                               =======                        ========

 LIABILITIES AND STOCKHOLDERS' DEFICIT

                  Current Liabilities:
                  Accounts payable - trade                                    $293,388                        $164,663
                  Accrued liabilities                                           40,675                          18,474
                   Notes Payable                                               586,601                         515,309
                                                                           -----------                      ----------
                  Total current liabilities                                    920,664                         698,446
                                                                           ===========                      ==========

                  Stockholders' Deficit:

                  Common Stock, $.001 par value, 10,000,000 shares
                  4,655,828 and 4,400,828 issued and outstanding                 4,656                           4,401
                  in 1998 and 1997, respectively
                  Additional paid-in-capital                                 1,374,495                       1,234,199
                  Retained deficit                                          (1,802,734)                     (1,413,551)
                  Total stockholders' deficit                                 (423,583)                       (174,951)
                                                                           ------------                     -----------
                  TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT                   $497,081                        $523,495
                                                                           ============                     ===========


                                                            F-2

                                                        GEEWHIZ.COM, INC.
                                                     STATEMENT OF OPERATIONS
                                                                                                    December 31,
                                                                                ---------------------------------------------------
                                                                                        1998                             1997
                                                                                -----------------               -------------------

Sales                                                                                     $328,480                         $251,359

Costs of Goods Sold                                                                        133,099                          353,840
                                                                                -----------------               -------------------

Gross Profit                                                                               195,381                         (102,481)
                                                                                 -----------------               -------------------

Selling, General, and Administrative Expenses                                              550,289                          557,195
                                                                                 -----------------               -------------------

Operating Loss                                                                            (354,908)                        (659,676)

Other, Interest Expense                                                                    (34,275)                         (15,110)
                                                                                 -----------------               -------------------

Net Loss                                                                                 ($389,183)                       ($674,786)
                                                                                 =================               ===================


Loss Per Share                                                                              ($0.09)                          ($0.16)
                                                                                 =================               ===================

Weighted Average Number of Common and

  Common Equivalent Shares Outstanding                                                   4,528,327                        4,234,278
                                                                                 =================               ===================


                                                          F-3

                                                         GEEWHIZ.COM, INC.
                                                            CASH FLOWS

                                                                                    December 31,

                                                                          1998                      1997
                                                                       -------------------    --------------

CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss                                                              ($389,183)               ($674,786)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:

Depreciation and amortization                                            46,273                   44,939
Services performed in exchange for common stock                          83,751                  190,025

Increase in:
Accounts receivable                                                      (1,406)                    (456)
Inventories                                                             (15,936)                 (50,227)

Increase (decrease) in:
Accounts payable                                                        128,725                  160,467
Accrued liabilities                                                      22,201                  (39,947)
                                                                      -------------------- ----------------
Net Cash Used in Operating Activities                                  (125,575)                (369,985)
                                                                      -------------------- ----------------

CASH FLOWS FROM INVESTING ACTIVITIES

Equipment purchases                                                      (4,000)                  (4,000)
Increase in other assets                                                      0                 (190,025)
                                                                      -------------------- ----------------
Net Cash Used in Investing Activities                                    (4,000)                (194,025)
                                                                      -------------------- ----------------

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from notes payable                                             101,070                  435,900
Payments on short-term debt                                             (29,778)                 (17,884)
Proceeds from issuance of common stock                                   56,800                  143,500
                                                                      -------------------- ----------------
Net Cash Provided by Financing Activities                               128,092                  561,516
                                                                      -------------------- ----------------

Net Increase (Decrease) in Cash                                          (1,483)                  (2,494)

Cash Balance - Beginning of Period                                        1,508                    4,002
                                                                      -------------------- ----------------

CASH BALANCE - END OF PERIOD                                                $25                   $1,508
                                                                      ==================== ================

Supplemental Information

Interest paid                                                            $6,861                   $5,009
                                                                      ==================== ================
Taxes paid                                                                   $0                       $0
                                                                      ==================== ================
                                                             F-4

                                                        GEEWHIZ.COM, INC.
                                                      STOCKHOLDER'S EQUITY


                                                     COMMON STOCK                  ADDITIONAL          RETAINED
                                         ------------------------------------         PAID-IN          EARNINGS
                                                SHARES            AMOUNT              CAPITAL         (DEFICIT)            TOTAL
                                         --------------------- --------------    ---------------    ---------------   -------------

Balance at December 31, 1996                     4,067,727          4,068            901,007           (738,765)           166,310

Issuance of common stock for various
  services rendered                                245,601            246            189,779                  0            190,025


Issuance of common stock                            87,500             87            143,413                               143,500


Net loss for year ended December 31, 1997                0              0                  0           (674,786)          (674,786)

                                              --------------------------------------------------------------------------------------
Balance at December 31, 1997                      4,400,828         $4,401        $1,234,199         ($1,413,551)         ($174,951)
                                              --------------------------------------------------------------------------------------

Issuance of common stock for various
 services rendered                                  167,500            168            84,383                   0             84,551

Issuance of common stock                             87,500             87            55,913                   0             56,000

Net loss for year ended December 31, 1998                 0              0                 0            (389,183)          (389,183)

                                              ---------------- --------------   --------------    ----------------   ---------------
Balance at December 31, 1998                      4,655,828         $4,656        $1,374,495         ($1,802,734)         ($423,583)
                                              ================ ==============   ==============    ================   ===============

                                                         F-5


                                GEEWHIZ.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997


NOTE 1 - ORGANIZATION AND PRESENTATION:

       GEEWHIZ.COM, Inc. (the "Company") was incorporated on February 10, 1995 in the state of Texas under the name of Fyrglas, Inc. The Board of directors on June 21, 1999 changed the name to GEEWHIZ.COM, Inc. Its primary business operations are the development, acquisition, marketing and distribution of proprietary products as specialty products and items for the worldwide gift, novelty and souvenir industries. The Company's present product line consists of a series of patented illuminated drinking containers with logos, characters and designs etched into their exterior walls.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       These financial statements are presented on the accrual method of accounting in accordance with generally accepted accounting principles. Significant principles followed by the Company and the methods of applying those principles, which materially affect the determination of financial position and cash flows, are summarized below:

       Cash and Cash Equivalents:

       The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

       Accounting for Impairments in Long-Lived Assets:

       Long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of assets may not be recoverable. Management periodically evaluates the carrying value and the economic useful life of its long-lived assets based on the Company's operating performance and the expected future undiscounted cash flows and will adjust the carrying amount of assets which may not be recoverable.

       Property and Equipment:

       Property and equipment is stated at cost. The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized. Depreciation is computed on the straight-line method over the following estimated useful lives:

                     Equipment - manufacturing                  5 years
                     Office equipment                           3-5 years

       Federal Income Tax:

       The Company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes. Under this approach, deferred income taxes are determined based upon differences between the financial statement and tax bases of the Company's assets and liabilities and operating loss carryforwards using enacted tax rates in effect for the years in which the differences are expected to reverse. Deferred tax assets are recognized if it is more likely than not that the future tax benefit will be realized.

       Inventories:

       Inventories are stated at cost, which is not in excess of market determined using the first-in, first-out (FIFO) method.

                                GEEWHIZ.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

       Other Assets:

       Other assets consist primarily of trademarks, patents and licenses. Such amounts are carried at cost less accumulated amortization that is calculated on a straight-line basis over the estimated useful lives of the assets, not to exceed fifteen years. The recoverability of carrying values of intangible assets is evaluated on a recurring basis. The primary indicators of recoverability are based on various analyses, including cash flow and profitability projections that incorporate, as applicable, the impact on existing Company business.

       Use of Estimates:

       The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

       Fair Value of Financial Instruments:

       The Company's financial instruments include cash, cash equivalents and notes payable. Estimates of fair value of these instruments are as follows:

       Cash and cash equivalents - The carrying amount of cash and cash equivalents approximates fair value due to the relatively short maturity of these instruments.

       Notes payable - The carrying amount of the Company's notes payable approximate fair value based on borrowing rates currently available to the Company for borrowings with comparable terms and conditions.

       Receivables:

       At December 31, receivables consisted of the following:

                                             1998           1997

          Trade                              $26,337        $24,971
                                             ========       ========


       Inventories:

       At December 31, inventories consisted of the following:

                                             1998           1997

          Finished Parts & Sub-Assemblies    $47,751        $38,000
          Raw Materials and Supplies         $40,753        $34,568
                                             --------       --------
                                             $88,504        $72,568
                                             ========       ========

                                GEEWHIZ.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

       Other Assets:

       At December 31, other assets consisted of the following:

                                             1998           1997

          License Agreement                  $31,250        $31,250
          Patents and Trademarks             333,246        333,246
          Deposit                             15,360         15,360
          Organization Costs                   2,500          2,500
                                             -------        -------
                                             382,356        382,356

          (Less Accumulated Depreciation)    (53,842)       (29,043)
                                             -------        -------
                                             $328,514       $353,313
                                             ========       ========


NOTE 3 - PROPERTY AND EQUIPMENT:

       Property and equipment consist of the following:


                                             1998           1997

          Equipment - Manufacturing          $86,613        $82,613
          Office Equipment                    20,750         20,750
                                             -------        -------
                                             107,363        103,363

          (Less Accumulated Depreciation)    (53,702)       (32,229)
                                             -------        -------
                                             $53,661        $71,134
                                             =======        =======

NOTE 4 - CAPITAL STOCK:

       The Company's capital stock consists of 10,000,000 authorized shares of $0.001 par value common stock. At December 31,1998 and 1997, there were 4,655,828 and 4,400,828 shares issued and outstanding respectively.

NOTE 5 - RELATED PARTY TRANSACTIONS:

       In March 1995, the Company entered into a consulting agreement with Mr. Tommy B. Tipton (the "Consulting Agreement"). Pursuant to the terms of the Consulting Agreement, Mr. Tipton will assist the Company in the development of products to be marketed by the Company, and will perform such services as the Company may require from time to time and will receive compensation of $3,000 per month during the twelve-month period commencing November 5, 1996.

       A director of the Company leases office space for his various business ventures. The director has allowed the Company to maintain its corporate headquarters at this leased space rent-free.

NOTE 6 - PATENT LICENSE AGREEMENT:

       In February 1995, the Company entered into a license agreement (the "Patent Agreement") with Mr. Tommy B. Tipton who is the owner of a patent for a method of manufacturing drinking containers incorporating fiber optics. Pursuant to the Patent Agreement, the Company obtained exclusive right and license to sell products produced under the patent or that incorporate technology of the patent.

                                GEEWHIZ.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

NOTE 6 - PATENT LICENSE AGREEMENT (Continued):

       In consideration of the exclusive license granted to the Company pursuant to the terms of the License Agreement, the Company agreed to (1) convey to Mr. Tipton 50,000 shares upon the first date on which the Company collects any Gross Cash Receipts as defined in the Patent Agreement, and an additional 50,000 shares on the first anniversary of the initial collection of Gross Cash Receipts, and (2) to pay Mr. Tipton, within 30 days following the end of each calendar quarter, a royalty in an amount equal to the greater of $0.10 per product unit sold by the Company pursuant to the terms of the Patent Agreement or a certain percentage (ranging from 2% to 4%) of the Company's Gross Cash Receipts as defined in the Patent Agreement. The license granted pursuant to the Patent Agreement shall continue uninterrupted during the period from the date of the License Agreement through and until the date on which the Patent expires and becomes legally unenforceable.

NOTE 7 - INCOME TAXES:

       Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                1998           1997

          Deferred Tax Asset                   612,900        495,000
          Valuation Allowed                   (612,900)      (495,000)
                                             ---------      ---------
          Net Deferred Tax Liability/Asset        -                -
                                             =========      ==========


         As of December 31, 1998, the Company had a net operating loss carryforward for federal income tax purposes approximately equal to the accumulated deficit recognized for book purposes, which will be available to reduce future taxable income. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period. Because of the current uncertainty of realizing such tax assets in the future, a valuation allowance has been recorded equal to the amount of the net deferred tax asset. The net operating loss carryforward, if not utilized, will begin to expire in the year 2010.

NOTE 8 - NET LOSS PER SHARE:

         During the fiscal year ended December 31, 1998, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share." Basic earnings per share is based on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income available to common shareholders by the weighted average shares outstanding during the period. Diluted earnings per share is calculated by dividing net income available to common shareholders by the weighted average of common shares used in the basic earnings per share calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding.

                                GEEWHIZ.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997
NOTE 9 - NOTES PAYABLE:

      At December 31, 1998and 1997, Notes payable consisted of the following:         1998         1997
                                                                                      ----         ----


      Borrowings against a $25,000 line of credit agreement with a financial institution collateralized by a general security agreement covering substantially all assets of the Company.  The note bears interest at two points above the bank's prime rate (8.25% at December 31, 1998).  The
      note is payable on demand; however, if no demand is made it matures on         30,002       24,982
      February 27, 1999.

      Note payable to a financial  institution,  payable on demand;  however, if no demand is made, payable in monthly installments of $425, including interest at 9.75%, through February 15, 2001.  Certain equipment and a
      personaly guaranty by the COmpany's officers collaterize the note.              8,020       15,936

      Note payable to an individual shareholder, interest at 8%, payable in full
      in March 1999                                                                 236,382      217,000

      Note payable to an  individual  shareholder,  interest  at 8%,  payable in
      full in December 1999                                                          56,000       51,000

      Note payable to an individual  shareholder,  interest at 10.5%, payable in
      full April 1999                                                                96,000      100,000

      Note payable to an  individual  shareholder,  interest  at 8%,  payable in
      full in June 7, 1999                                                          148,900       94,000

      Note payable to an individual shareholder, interest at 10.5%, payable in
      full in December 1999                                                          11,297        12,391
                                                                                   ---------     --------
      Totals                                                                        $586,601     $515,309
                                                                                    ========     ========


The notes payable to individual shareholders provide that upon maturity of said notes, the shareholders have the right upon written notice, to receive the Company's common stock at the conversion rate of two shares of common stock for each dollar of principal and interest then owing.

                Consolidated Pro Forma financial statements for
                   period ended December 31, 1999
                                   (Unaudited)

                                      STRATEGIC VENTURES/GEEWHIZ.COM, INC.
                                       COMBINED PRO FORMA BALANCE SHEET
                                               DECEMBER 31, 1998

ASSETS

    Current Assets:
      Cash                                                                                                                    $25
      Accounts Receivable                                                                                                  26,377
      Inventories                                                                                                          88,504
                                                                                                                ------------------
        Total Current Assets                                                                                              114,906
                                                                                                                ------------------

    Equipment - Net                                                                                                        53,661

    Other Assets - Net                                                                                                    328,514
                                                                                                                ------------------

TOTAL ASSETS                                                                                                             $497,081
                                                                                                                ==================


LIABILITIES AND STOCKHOLDERS' DEFICIT

    Current Liabilities:
      Accounts Payable - Trade                                                                                           $293,388
      Accrued Liabilities                                                                                                  40,675
      Notes Payable                                                                                                       586,601
                                                                                                                ------------------
        Total Current Liabilities                                                                                         920,664
                                                                                                                ==================


    Stockholders' Deficit:

      Common Stock, $0.0001 par value, 100,000,000 shares
      authorized; 27,905,374 issued and outstanding.                                                                        2,791
      Additional Paid In Capital                                                                                        1,693,385
      Retained Deficit                                                                                                 (2,119,759)
                                                                                                                ------------------
        Total Stockholders' Deficit                                                                                      (423,583)

   TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                                                           $497,081
                                                                                                                ==================
                                      F-12

                                     STRATEGIC VENTURES/GEEWHIZ.COM, INC.
                                 COMBINED STATEMENT OF OPERATIONS - PRO FORMA
                                     FOR THE YEAR ENDED DECEMBER 31, 1998

SALES                                                                                                                      $328,480

 Cost of Goods Sold                                                                                                         133,099
                                                                                                                --------------------

GROSS PROFIT                                                                                                                195,381
                                                                                                                --------------------

 Selling, General and Administrative Expenses                                                                               553,774

OPERATING LOSS                                                                                                             (358,393)

 Other, Interest Expense                                                                                                    (34,275)
                                                                                                                --------------------

NET LOSS                                                                                                                  ($392,668)
                                                                                                                ====================


LOSS PER SHARE                                                                                                               ($0.01)

 Weighted Average Number of Common Shares

 Outstanding.                                                                                                            27,905,374


                                      F-13

                                     STRATEGIC VENTURES/GEEWHIZ.COM, INC.
                                 COMBINED STATEMENT OF CASH FLOWS - PRO FORMA
                                     FOR THE YEAR ENDED DECEMBER 31, 1998
CASH FLOWS FROM OPERATING ACTIVITIES

      Net Loss                                                                                                          ($392,668)
      Adjustments to reconcile net loss to net cash
      provided by (used in) operating activities:
      Depreciation and Amortization                                                                                        46,273
      Services performed in exchange for common stock                                                                      83,751
      (Increase) Decrease in:
         Accounts Receivable                                                                                               (1,406)
         Inventories                                                                                                      (15,936)
      Increase (Decrease) in:
         Accounts Payable                                                                                                 126,505
         Accrued Liabilities                                                                                               22,201
                                                                                                                ------------------
     NET CASH USED IN OPERATING ACTIVITIES                                                                               (131,280)
                                                                                                                ------------------


CASH FLOWS FROM INVESTING ACTIVITIES

      Equipment Purchases                                                                                                  (4,000)
      Increase in Other Assets
                                                                                                                ------------------
    NET CASH USED IN INVESTING ACTIVITIES                                                                                  (4,000)
                                                                                                                ------------------


CASH FLOWS FROM FINANCING ACTIVITIES

      Proceeds from Notes Payable                                                                                         101,070
      Payments on Short Term Debt                                                                                         (29,778)
      Proceeds from Issuance of Common Stock                                                                               62,505
                                                                                                                ------------------
      Net Cash Provided by Financing Activities                                                                           133,797
                                                                                                                ------------------

NET INCREASE (DECREASE) IN CASH                                                                                            (1,483)

CASH BALANCE - BEGINNING OF PERIOD                                                                                          1,508
                                                                                                                ------------------

CASH BALANCE - END OF PERIOD                                                                                                  $25
                                                                                                                ==================


                                      F-14